SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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RF MONOLITHICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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RF MONOLITHICS, INC.

4441 SIGMA ROAD

DALLAS, TEXAS 75244

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

On behalf of your board of directors and management, you are invited to attend the 2006 annual meeting of stockholders of RF Monolithics, Inc. Our meeting will be held on Wednesday, January 18, 2006, beginning at 10:00 a.m., local time, at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285. Stockholders will be asked to consider the following matters at the meeting, which are described in the accompanying proxy statement:

1.	To elect directors to serve until the next annual meeting or until their successors are elected and have qualified, or until a director’s earlier death, resignation or removal;

2.	To amend our 1997 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 400,000;

3.	To ratify the selection of McGladrey & Pullen, LLP as our independent auditors for the next fiscal year; and

4.	To transact any other business that may be properly presented at the meeting or any adjournment or postponement of the meeting.

You are entitled to vote at this meeting if you were a stockholder of record at the close of business on December 7, 2005.

By Order of the Board of Directors,

/s/ JAMES P. FARLEY
James P. Farley
Secretary

Dallas, Texas

December 16, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT

Date, Time and Location of Annual Meeting of Stockholders

The enclosed proxy is solicited on behalf of the board of directors, or Board, of RF Monolithics, Inc., or the Company, in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on Wednesday, January 18, 2006, beginning at 10:00 a.m., local time, or at any adjournment or postponement of the meeting. Our annual meeting will be held at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285. We are mailing this proxy statement and accompanying proxy card to stockholders beginning December 16, 2005.

Proposals to be Voted on and Voting Recommendations

The proposals scheduled to be voted on at the meeting include (a) to elect directors to serve until the next annual meeting or until their successors are elected; (b) to amend our 1997 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 400,000 shares; and (c) to ratify the selection of McGladrey & Pullen, LLP as our independent auditors for the next fiscal year. Our Board recommends that you vote your shares “FOR” each of the nominees to the Board described in Proposal No. 1 and “FOR” each of the remaining proposals.

Costs of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to our beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other employees, and third parties. No additional compensation will be paid to directors, officers or other employees for those services.

Voting Rights and Outstanding Shares

Stockholders of record at the close of business on December 7, 2005, are entitled to notice of and to vote at the annual meeting. As of that date, we had 7,949,727 shares of common stock outstanding. You are entitled to one vote for each share owned on the record date upon all matters to be considered at the meeting.

The presence at the meeting, in person or by a proxy, of the holders of a majority of the outstanding shares entitled to vote on the record date will constitute a quorum entitled to conduct business at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Broker non-votes refer to shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a matter because stock exchange regulations require the brokers to have specific voting instructions from the beneficial owners for the shares to be voted and such instructions have not been received.

Election of Directors: Directors are elected by a plurality of the votes cast at the meeting and the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Cumulative voting is not permitted.

Approval of an Amendment to our 1997 Equity Incentive Plan: The amendment to our 1997 Equity Incentive Plan must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes do not affect the outcome and abstentions have the effect of negative votes.

Approval of Auditors: This matter must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes have the effect of negative votes.

Revocability of Proxies

You may revoke your proxy at any time before it is voted by filing a written notice of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive office, 4441 Sigma Road, Dallas, Texas 75244, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

Stockholder proposals can be eligible for inclusion in our 2007 proxy statement. Any such stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary, James P. Farley, RF Monolithics, Inc., 4441 Sigma Road, Dallas, Texas 75244. Failure to deliver a proposal by this means may result in it not being deemed timely received. We must receive all submissions no later than August 19, 2006. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Board of Directors will review all stockholder proposals.

Alternatively, if a stockholder does not want to submit a proposal for the 2007 annual meeting in our proxy statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board, the stockholder may submit the proposal or nomination not less than 45 days or more than 120 days prior to the anniversary of the date on which we first mailed our proxy materials for the 2006 annual meeting, unless the date of the 2006 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2005 annual meeting. For our 2007 annual meeting, we must receive such proposals and nominations no earlier than August 19, 2005 and no later than November 2, 2006. If the date of the 2007 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2006 annual meeting, the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 60th day prior to the 2007 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the annual meeting that do not meet these requirements.

If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission, stockholders should contact our Corporate Secretary via mail directed to James P. Farley, RF Monolithics, Inc., 4441 Sigma Road, Dallas, Texas 75244. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

PROPOSALS BEFORE THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are four nominees for the Board positions presently authorized. Your proxy cannot be voted for a greater number of persons than the number of nominees named. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently serving as a director. The independence of each nominee is discussed under the heading “The Board of Directors.”

Shares represented by executed proxies will be voted for the election of the four nominees named below, unless authority to do so is withheld. If any nominee is unavailable for election as a result of an unexpected occurrence, the shares will be voted for the election of a substitute nominee proposed by management. Each nominee has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The names of the nominees and certain information about them are set forth below:

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD
David M. Kirk	45	Our President and Chief Executive Officer
Michael R. Bernique	61	Our Chairman of the Board
Dean C. Campbell	55	Former General Partner, Campbell Venture Management
Francis J. Hughes, Jr.	55	President, American Research and Development

David M. Kirk has served on our Board since November 1999. In November 1999, Mr. Kirk was also elected as our President and Chief Executive Officer. From May 1998 until November 1999, Mr. Kirk served as our Vice President, Marketing. Prior to joining us, Mr. Kirk served as Director of Marketing of Murata Electronics North America, Inc., an electronic component company, from June 1995 to May 1998. Mr. Kirk has a B.S.E.E. from Clemson University.

Michael R. Bernique has served on our Board since October 1997 and as Chairman of the Board since November 1999. Mr. Bernique also served as Chairman of the Board of TelOptica Inc., a developer of software that helps companies design and optimize fiber-optic telecommunications networks, from January 2003 until July 2004. Prior to January 1, 2003, Mr. Bernique served as President and Chief Executive Officer of TelOptica, Inc. From 1999 to 2003, Mr. Bernique served as a director of Ceramics Process Systems Corporation, a manufacturer of advanced metal-matrix composites and ceramic components. Mr. Bernique served as President of Satellite Data Networks Group for Next Level Systems, Inc., a telecommunications company, in 1996 and 1997. From 1993 to 1995, Mr. Bernique served as Sr. Vice President, North American Sales and Service at DSC Communications (DSC), a telecommunications company, and from 1992 to 1993 he served as Vice President and General Manager of the Transmission Products Division of DSC.

Dean C. Campbell has served on our Board since May 1989. From 1982 to December 2000, Mr. Campbell was the Managing General Partner of Campbell Venture Management, a venture capital fund. From 1989 to 1999, Mr. Campbell served as a director of Texas Micro Inc. (formerly known as Sequoia Systems), a manufacturer of ruggedized systems, acquired by RadiSys Corporation, a designer and manufacturer of embedded computer solutions, in August 1999. From 1989 to 1998, Mr. Campbell served as a director of Telco Systems, Inc., a manufacturer of telecommunications devices.

Francis J. Hughes, Jr. has served on our Board since 1983. Mr. Hughes joined American Research & Development, a private venture capital firm, in January 1982, became Chief Operating Officer in November 1990 and President in June 1992. Mr. Hughes also serves as a director of Ceramics Process Systems Corporation, a manufacturer of advanced metal-matrix composites and ceramic components. He has been a general partner of four American Research & Development venture capital funds, as well as a general partner of Hospitality Technology Funds, L.P. He is also a partner of Egan-Managed Capital, a private venture capital firm which he co-founded in

1997. He served as Chairman of the Board of Texas Micro Inc. (formerly known as Sequoia Systems), a manufacturer of ruggedized computers, acquired by RadiSys Corporation, a designer and manufacturer of embedded computer solutions, in August 1999.

One of our directors is retiring and will not stand for reelection:

Cornelius C. Bond, Jr. is 72 years old and has served on our Board since November 1992. From 1982 to 1997, he was a general partner of various New Enterprise Associates venture capital funds. From 1985 to 2003 he served on the Board of Supervisors to the Princeton School of Engineering. Mr. Bond is a director of Spectranetics, Inc., a medical device company, and several private companies.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH

DIRECTOR NOMINEE NAMED ABOVE.

***

PROPOSAL NO. 2

AMENDMENT TO 1997 EQUITY INCENTIVE PLAN

In October 1997, the Board adopted, and the stockholders subsequently approved, our 1997 Equity Incentive Plan, or 1997 Plan. The purpose of our 1997 Plan is to enhance the flexibility of the Board and the Compensation Committee in granting stock awards to our employees, directors and consultants.

In August 2005, the Board amended our 1997 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance from a total of 2,207,500 shares to 2,607,500 shares.

The Board adopted this amendment to ensure that we can continue to grant stock options and restricted stock purchase awards at levels determined appropriate by the Board and the Compensation Committee. Our employees, directors and consultants, including those executive officers named in the Summary Compensation Table, are eligible to participate under our 1997 Plan.

As of November 30, 2005, 159,505 shares (plus any shares that might in the future be returned as a result of cancellations or expiration of options) remained available for future grant under our 1997 Plan.

Stockholders are requested in this Proposal 2 to approve the amendment to our 1997 Plan. The essential features of our 1997 Plan are outlined below.

General

Our 1997 Plan provides for the grant or issuance of incentive stock options to employees and nonstatutory stock options, restricted stock purchase awards, and stock awards to consultants, employees and directors. Incentive stock options are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Nonstatutory stock options are not intended to qualify as incentive stock options under the Internal Revenue Code. See “Federal Income Tax Information” for a discussion of the tax treatment of the various awards included in our 1997 Plan.

Purpose

Our 1997 Plan provides a means by which our selected employees, directors and consultants may be given an opportunity to purchase common stock. We use our 1997 Plan to retain the services of persons who are now our directors, employees or consultants, to secure and retain the services of new directors, employees and consultants, and to provide incentives for them to exert maximum efforts for our success and the success of our affiliates. All of our approximately 200 employees, 5 directors and 9 consultants are eligible to participate in our 1997 Plan.

Forms of Benefit

Our 1997 Plan is a comprehensive, stock-based incentive compensation plan, providing for discretionary awards of incentive stock options, nonstatutory stock options, restricted stock purchase awards, stock bonuses, or stock awards.

Administration

The Board may delegate to a committee of at least two Board members administration of the plan and the authority to grant stock awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934 and/or who are either (a) not then employees covered by Section 162(m) of the Internal Revenue Code or expected to be covered by Section 162(m) of the Internal Revenue Code at the time of recognition of income resulting from the stock award, or (b) not persons with respect to whom we wish to avoid the application of Section 162(m) of the Internal Revenue Code. The Board has delegated the administration of our 1997 Plan to our Compensation Committee. The Board may abolish that committee at any time and return the administration of our 1997 Plan to the Board. As used in this discussion of our 1997 Plan, the “Board” refers to the Compensation Committee as well as to the Board itself.

The Board has the power to determine from time to time which of the persons eligible under our 1997 Plan will be granted awards, the type of awards to be granted and when and how each award will be granted. The Board also has the authority to construe and interpret our 1997 Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in our 1997 Plan or in any award agreement to make our 1997 Plan fully effective.

Shares Subject to our 1997 Plan

Currently, up to an aggregate sum of 2,207,500 shares of our common stock may be sold pursuant to awards under our 1997 Plan. If this Proposal No. 2 is approved by the stockholders, the common stock that may be sold pursuant to awards under our 1997 Plan may not exceed an aggregate sum of 2,607,500 shares. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not issued under the award will revert to and again become available for issuance. The common stock subject to our 1997 Plan may be unissued shares or reacquired shares, bought on the open market or otherwise.

Eligibility

Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock awards, and stock bonuses may be granted only to employees, directors or consultants.

No person is eligible for the grant of an incentive stock option if, at the time of grant, he or she owns stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the exercise price of the option is at least 110% of the fair market value of the common stock subject to the option at the date of grant and the option is not exercisable after the expiration of 5 years from the date of grant. In order to grant options that are considered exempt as “performance-based compensation,” pursuant to Section 162(m) of the Internal Revenue Code, our 1997 Plan has a limit on the number of options that may be granted to any person in a given period. The current limit under our 1997 Plan is 250,000 shares of common stock in any calendar year.

Term and Termination

No option is exercisable after the expiration of term of the grant as set forth in the option agreement.

In the event an optionee’s continuous status as an employee, director or consultant is terminated, the optionee may exercise the option (to the extent that the optionee was entitled to exercise it at the time of termination) for a given period of time determined by the Board provided in the option agreement. Generally, an option granted under our 1997 Plan must be exercised within the earlier of (a) the date 3 months following the termination of the continuous service or (b) the expiration of the term of the option as set forth in the option agreement.

An optionee’s option agreement may also provide that if the exercise of the option following the termination of the optionee’s continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then the option will terminate on the earlier of (a) the expiration of the term of the option set forth in the option agreement, or (b) the 10th day after the last date on which the exercise would result in liability under Section 16(b) of the Securities Exchange Act of 1934.

Finally, an optionee’s option agreement may also provide that if the exercise of the option following the termination of the optionee’s continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (a) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (b) the expiration of a period of 3 months after the termination of the optionee’s continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of the registration requirements.

In the event an optionee’s continuous status as an employee, director or consultant terminates as a result of the optionee’s death or disability, the optionee (or the optionee’s estate, heirs or beneficiaries) may exercise the option for a given period of time determined by the Board and established in the option agreement. Generally, an option must be exercised within the earlier of (a) the period of time established by the Board or (b) the expiration of the term of the option as set forth in the option agreement.

In the event a stock bonus or restricted stock recipient’s continuous status as an employee, director or consultant terminates, we may repurchase or otherwise reacquire any or all of the shares held by that person which have not vested as of the date of termination under the terms of the stock bonus or a related restricted stock agreement.

Exercise Price

The exercise price of each incentive stock option will not be less than 100% of the fair market value of the common stock on the date of grant. The exercise price of each nonstatutory stock option will be determined on the date of grant by the Board. The purchase price of restricted stock shall be determined and designated by the Board. Stock bonuses may be awarded in consideration for past services actually rendered to us or for our benefit. At December 7, 2005, the closing price of our common stock as reported by the NASDAQ Stock Market was $5.89 per share.

Repricing Prohibition

In the event of a decline in the value of our common stock, the Board, under our 1997 Plan, does not have the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options.

Consideration

The purchase price of stock acquired through a stock award may be paid either in cash at the time of exercise or purchase, or, if determined by the Board at the time of grant of an option, by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board, which may include that the purchase price may be paid by delivery to us of our common stock. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest. We have ceased extending credit to fund the exercise of options to the extent we believe that the activity is prohibited under the Sarbanes-Oxley Act.

Transferability

An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by that person. A nonstatutory stock option, stock bonus, or restricted stock award generally will be transferable only as provided in the stock award agreement. An optionee may designate a beneficiary who may exercise the option after the death of the optionee.

Vesting

Although not a requirement, the total number of shares of stock subject to an option may be allotted in periodic installments. The option agreement may provide that from time to time during each of the installment periods, the option may become exercisable, or vest with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to that period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that we may have a repurchase right with respect to any unvested shares.

Restricted stock purchase awards and stock bonuses granted under our 1997 Plan may be granted pursuant to a repurchase option in our favor in accordance with a vesting schedule determined by the Board.

Adjustments upon Changes in Stock

The (a) classes and maximum number of shares subject to our 1997 Plan, (b) maximum annual award applicable under our 1997 Plan and (c) classes, number and price per share of stock subject to outstanding stock awards, will be appropriately adjusted if any change is made in the common stock subject to our 1997 Plan or subject to any stock award without our receipt of consideration through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise.

In the event of (a) the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either (1) our then outstanding shares of common stock, or (2) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of the Board, (b) a change in the composition of the Board in connection with or in anticipation of, any acquisition, merger or reorganization in which individuals who, as of that date, constitute the Board cease for any reason to constitute at least a majority of the Board, or (c) the sale or other disposition of all or substantially all of our assets, then any surviving corporation will assume any stock awards outstanding under our 1997 Plan or will substitute similar awards for those outstanding under our 1997 Plan or those stock awards will continue in full force and effect.

In the event a surviving corporation refuses to assume the stock awards or substitute similar awards, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which the stock awards may be exercised shall be accelerated prior to completion of the transaction and those stock awards terminated if not exercised prior to the transaction. If any surviving corporation assumes stock awards outstanding under our 1997 Plan or substitutes similar stock awards for those outstanding under our 1997 Plan, then if the holder of a stock award (or substitute stock award) is terminated for any reason other than (a) death, (b) cause, (c) disability which prevents the holder of the stock award from performing his or her duties for more than 180 days during any 12 month period, or (d) voluntary resignation, then the vesting of the award shall be accelerated in full and, if applicable, the award will be exercisable in full for the post-termination exercise period provided in the award agreement.

Amendment of our 1997 Plan

The Board at any time, and from time to time, may amend our 1997 Plan. However, no amendment will be effective unless approved by our stockholders within 12 months before or after the adoption of the amendment where the amendment will (a) increase the number of shares reserved for stock awards or (b) modify the requirements as to eligibility for participation or in any other way if the modification requires stockholder approval in order for the 1997 Plan to satisfy the requirements of Section 422 of the Internal Revenue Code, Rule 16b-3, or any Nasdaq or securities exchange requirements. The Board may submit any other amendment for stockholder approval.

Rights and obligations under any stock award granted before an amendment shall not be impaired by the amendment unless we obtain the consent of the party to whom the stock award was granted.

Termination or Suspension of our 1997 Plan

The Board may suspend or terminate our 1997 Plan at any time. Unless sooner terminated, our 1997 Plan will terminate on October 7, 2007. No stock awards may be granted under our 1997 Plan while it is suspended or after it is terminated.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under our 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Internal Revenue Code.

There generally are no federal income tax consequences to the optionee or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods, the optionee shall be deemed to have made a disqualifying disposition, and at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

To the extent the optionee recognizes ordinary income due to a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs. This deduction is subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under our 1997 Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or to us by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

Potential Limitation on Our Deductions. Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under our 1997 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of outside directors and either: (a) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of outside directors and (b) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (1) the award is granted by a compensation committee comprised solely of outside directors, (2) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (3) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (4) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for the award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

***

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITOR SELECTION

On November 19, 2004, the Audit Committee dismissed Deloitte & Touche LLP, or Deloitte, as our independent accountants. All members of the Audit Committee participated in the meeting held on November 19, 2004, and unanimously approved the decision to change our independent registered public accounting firm. Deloitte served as our independent accountants for the fiscal year ended August 31, 2004 and prior thereto.

The reports issued by Deloitte on our consolidated financial statements for the fiscal years ended August 31, 2004 and 2003, contained no adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended August 31, 2004 and 2003 and the subsequent interim period through November 19, 2004: (i) there were no disagreements between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference in their reports on the consolidated financial statements for such years to the subject matter of the disagreement; and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On November 19, 2004, we engaged McGladrey & Pullen, LLP, or McGladrey, as our new independent accountants. The Audit Committee unanimously approved the engagement of McGladrey at a meeting held on November 19, 2004, and the selection of McGladrey to serve as our independent accountants for our fiscal year ending August 31, 2005 was ratified by our shareholders. During the fiscal years ended August 31, 2004 and 2003 and the subsequent interim period through November 19, 2004, we did not consult with McGladrey regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Audit Committee has again selected McGladrey as our independent auditors for the fiscal year ending August 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting.

Representatives of McGladrey are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent auditor and may not engage the independent auditor to provide the specific non-audit services proscribed by law or regulations. As a result, all services provided by the independent auditor described below were pre-approved.

During the fiscal years ended August 31, 2005 and 2004, fees billed to us by McGladrey and Deloitte respectively were as follows:

	2005	2004
Audit Fees. Fees for services necessary to perform the annual audit and review of Securities and Exchange Commission filings.	$107,000	$120,750
Audit-Related Fees. Fees for consultation concerning financial accounting and reporting standards. Review of internal controls in preparation for compliance with Section 404 of the Sarbanes Oxley Act of 2002.	3,074	2,900
Tax Fees. Fees for tax compliance, tax planning and communications with and request for rulings from taxing authorities. (Note: Services for fiscal year 2005 were not provided by McGladrey.)	0	16,170
All Other Fees. Fees for research concerning International and Employee Stock Purchase Plan issues and audit of 401(k) Plan.	12,000	6,917

Totals	$122,074	$146,737

Stockholder ratification of the selection of McGladrey as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of McGladrey to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that the change would be in our best interests and in the best interests of our stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

***

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under our equity compensation plans as of August 31, 2005:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	1,528,389	$6.92	164,610	*

Equity compensation plans not approved by security holders**	698,686	$4.90	13,070

Total	2,227,075	$6.29	177,680

*	Securities remaining available for future issuance may be reduced between the date of this proxy statement and the date of the annual meeting as provided under “Executive Officer Compensation—Restricted Stock Units.”

**	Summary Description of Material Terms of Equity Compensation Plan Not Approved by Stockholders:

1999 EQUITY INCENTIVE PLAN:

Adoption; Eligibility. On April 8, 1999, the Board adopted our 1999 Equity Incentive Plan, or 1999 Plan. Our 1999 Plan has not been approved by the stockholders. Our 1999 Plan provides for the granting of nonstatutory stock options, stock bonuses and rights to purchase restricted stock to our employees and consultants. Neither the chief executive officer nor any of our four other highest compensated officers listed in the Summary Compensation Table is eligible to receive stock options, bonuses or restricted stock under our 1999 Plan. Other officers are only eligible to receive awards that are an inducement essential to the individual entering into an employment agreement with us or any of our affiliates.

Stock Options. Generally, stock options granted under our 1999 Plan expire 10 years from the date of grant. The exercise price of each option may not be less than 85% of the fair market value of the stock subject to the option on the date of grant, unless granted pursuant to an assumption of or substitution for another option in a manner provided under the Internal Revenue Code. The purchase price of stock acquired pursuant to an option is paid (a) in cash at the time of grant or (b) at the discretion of the Board, (1) by delivery of our common stock, (2) pursuant to a deferred payment arrangement or (3) by any other form of legal consideration acceptable to the Board; however, we have ceased extending credit to fund the exercise of options to the extent we believe that the activity is prohibited under the Sarbanes-Oxley Act.

The vesting period of each option is determined in each option agreement, and may become exercisable in periodic installments and be subject to other terms and conditions as the Board deems appropriate. In the event of termination of employment or a consulting relationship, an option may be exercised (to the extent it was exercisable as of the date of termination unless otherwise provided) only within the time period ending on the earlier of (a) 3 months following the date of termination for any reason other than disability or death, (b) 12 months following the date of termination if due to disability, (c) 18 months following the date of termination if due to death or (d) expiration of the option. An option may also include a right to exercise prior to full vesting. Any unvested shares so purchased may be subject to a repurchase right in our favor or to any other restriction the Board deems appropriate.

Stock Awards and Restricted Stock. Stock bonuses and restricted stock issued under our 1999 Plan must be purchased at a price determined by the Board; however, the Board may also award stock pursuant to a stock bonus agreement in consideration for past services. The purchase price of the stock pursuant to a stock purchase agreement is paid (a) in cash at the time of the purchase, (b) pursuant to a deferred payment arrangement, or (c) by any other form of legal consideration acceptable to the Board; however, we have ceased extending credit to fund the exercise of options to the extent we believe that the activity is prohibited under the Sarbanes-Oxley Act. Shares of stock sold or awarded may be, but are not required to be, subject to a vesting schedule determined by the Board. In the event of termination of employment or a consulting relationship, we may repurchase or otherwise reacquire stock held that is not vested as of the date of termination.

Repricings. The Board has the authority to effect (a) a repricing of any outstanding options under our 1999 Plan and/or (b) with the consent of the affected holders, the cancellation of any outstanding options and the grant of new options covering the same or different numbers of shares of stock. In addition, the Board may grant an option with an exercise price lower than that described above if the option is granted as part of a transaction described in Section 424(a) of the Internal Revenue Code. If awards granted under our 1999 Plan expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock will revert back to and again become available for issuance under our 1999 Plan. Our 1999 Plan is our only plan which allows repricing of options; and to date, we have not repriced any options.

Adjustments in Stock. In the event of a transaction not involving receipt of consideration by us, like a merger, consolidation, reorganization, stock dividend, or stock split, our 1999 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to our 1999 Plan, and outstanding stock options, bonuses and restricted stock will be adjusted as to the class, number of shares and price per share of common stock subject to the stock options, bonuses and restricted stock.

Acceleration of Vesting. Our 1999 Plan provides that, in the event of specified types of merger or other corporate reorganizations in which the surviving or acquiring corporations do not assume the stock options, bonuses and restricted stock outstanding under our 1999 Plan, the vesting and the time during which the stock options, bonuses and restricted stock may be exercised may be accelerated.

Amendment; Suspension; Termination. The Board in its sole discretion at any time and from time to time may amend, suspend or terminate our 1999 Plan, and may also amend the terms of an outstanding award, including the purchase price of such award. However, no amendment, suspension or termination may impair the rights and obligations of the grantee unless we obtain the consent of the party to whom the award was granted.

THE BOARD OF DIRECTORS

Board Independence, Meetings and Committees

Board Independence. The Board has determined that Messrs. Bernique, Bond, Campbell and Hughes are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Board Meetings and Attendance. The Board held 5 meetings during the fiscal year ended August 31, 2005. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member

Committees. The Board has an Audit Committee and a Compensation Committee, but not a Nominating Committee. The following independent directors were members of the respective committees during the past fiscal year:

Audit Committee	Compensation Committee

Francis J. Hughes, Jr. (Chairman)	Dean C. Campbell (Chairman)

Michael R. Bernique	Michael R. Bernique

Dean C. Campbell	Cornelius C. Bond, Jr.

Francis J. Hughes, Jr.

The Audit Committee. The Audit Committee (a) meets with our independent auditors quarterly to discuss financial statements and at least once annually to review the results of the annual audit and discuss the financial statements; (b) retains our independent auditors; and (c) receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. It met seven times during the fiscal year ended August 31, 2005.

The Audit Committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. We have, and will continue to have, an Audit Committee of at least three members each of whom (a) is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards; (b) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934; (c) has not participated in the preparation of our financial statements or those of any subsidiary at any time during the past three years; and (d) is able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement.

We also have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities. The Board has determined that Francis J. Hughes, Jr., who serves as the chairman of our Audit Committee, qualifies as an audit committee financial expert under Item 401 of Regulation S-K and is independent as defined under Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The Compensation Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs other functions regarding compensation that are delegated by the Board. It met 5 times during the fiscal year ended August 31, 2005. Each member of the Compensation Committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

The Nomination Process. The Board does not have a Nominating Committee. Nominees are selected by a majority of our directors who are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Therefore, the Board does not believe it is necessary to have a separately-designated nominating committee at this time. The Board has adopted a formal board resolution addressing the nominations process and other related matters required under the federal securities laws.

The Board is responsible for identifying individuals qualified to become Board members. The Board’s policy is to consider recommendations for such nominees, including those submitted by stockholders. Stockholders may recommend nominees by writing to the Secretary of the Company at our principal executive offices. Such recommendations will be promptly provided to the Chairman of the Board. Recommendations to be considered at the 2007 annual meeting of stockholders must be received by the Secretary of the Company as provided above under “Stockholder Proposals.”

In identifying and evaluating nominees, the Board may consult with members of our management, consultants, and other individuals likely to possess an understanding of our business and knowledge of suitable candidates. The Board assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. Such assessments will be consistent with the Board’s criteria for membership as follows: (i) not less than a majority of directors shall satisfy the independence requirements of the National Association of Securities Dealers’ listing standards; (ii) all directors shall possess high personal and professional ethics, integrity and values; practical wisdom and mature judgment; commitment to representing our long-term interests ; relevant knowledge and experience; and the willingness to devote sufficient time to carrying out their duties and responsibilities effectively; and (iii) consideration will be given to the Board’s desire for directors with diverse backgrounds and interests.

Communications with Directors. Interested parties may communicate with the Board or individual directors directly by writing to the directors c/o the Secretary of the Company at our principal executive offices. Such communications will be provided promptly and, if requested, confidentially to the respective directors.

Director Attendance at Annual Meeting of Stockholders. The policy of the Board is that directors should attend the Company’s annual meetings of stockholders. All of the directors attended the 2005 annual meeting with the exception of Mr. Bond who did not attend due to illness.

Director Compensation

Effective May 1, 2003, Mr. Bernique entered into an agreement with us to serve as Chairman of the Board. We have agreed to pay Mr. Bernique $750 a week for his services as Chairman of the Board and can terminate this agreement at any time upon 30 days’ prior written notice.

Each non-employee director receives a quarterly retainer of $3,000, a per meeting fee of $1,000 per day for each board meeting attended by a member in person, or if not in person, a per meeting fee of $500 for each board meeting attended by a member telephonically. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with our policy. Audit Committee members receive cash compensation in an amount equal to $500 for each meeting attended in person or telephonically and the Chairman of the Audit Committee receives additional cash compensation in an amount equal to $500 for each meeting attended in person or telephonically with the Audit Committee and with the Company’s internal controls consultant.

Each non-employee director had formerly received stock option grants under our Directors’ Plan. Our authority to grant stock options to directors under our Directors’ Plan expired in April 2004. Option grants to our directors are now made under our 1997 Plan. These grants are not formula-based, but are decided by the Board and disclosed in succeeding proxy statements. Options granted to our non-employee Directors do not qualify as incentive stock options under the Internal Revenue Code.

During the last fiscal year, each of Messrs. Bernique, Bond, Campbell and Hughes received grants of options under our 1997 Plan to purchase 10,000 shares of common stock at an exercise price of $7.04, the fair market value of the common stock as of January 19, 2005, the date of grant. The number of shares so optioned to these directors, and the terms of the options, were equivalent to those for the last grants of options under our Directors Plan. During fiscal year 2005, Messrs Bernique, Bond, Campbell and Hughes did not exercise any outstanding options.

EXECUTIVE OFFICERS

Name of Officer	Age	Positions and Offices Presently Held	Date First Elected To Present Offices	Business Experience (Preceding Five Years)

David M. Kirk	45	President and Chief Executive, Director	November 10, 1999	President and Chief Executive; prior thereto, VP of Marketing; prior thereto, Director of Marketing for Murata Electronics of North America, Inc.; prior thereto, Group Product Manager for Murata Electronics of North America, Inc.

Harley E Barnes III	47	Chief Financial Officer	December 3, 2001	Chief Financial Officer; prior thereto, Mentor at STARTech Early Ventures; prior thereto, Consultant with TeleCentric, Inc.; prior thereto, VP of Alcatel USA, Inc.

Joseph E. Andrulis	42	Vice-President, Marketing	December 6, 2004	Co-founder and President, Form Genus, LLC; prior thereto, President and Chief Executive of Teloptica, Inc.; prior thereto, VP of Marketing, Teloptica, Inc.; prior thereto, VP of Marketing, Blue Wave Systems, Inc.

Darrell L. Ash	61	Senior Vice-President & Chief Development Officer	July 10, 1995	Founder (with two others) in 1979, Sr. VP & Chief Development Officer; prior thereto, Sr. VP Chief Technical Officer; prior thereto, Sr. VP Engineering.

David B. Crawford	52	Vice-President, Sales	May 3, 1999	VP of Sales; prior thereto, VP of Sales for Kingston Technology; prior thereto, Director of Sales for Hitachi America, Inc.

James P. Farley	56	Vice-President, Controller & Secretary	October 1, 1997	VP, Controller & Secretary; prior thereto, Controller.

Robert J. Kansy	58	Vice-President Engineering	January 27, 1997	VP of Engineering; prior thereto, Manager Solid State Technology at Q-Dot, Inc., a designer of integrated circuits for government and commercial applications.

Jon S. Prokop	63	Vice-President, Operations	September 1, 2004	VP of Operations; prior thereto, VP of Manufacturing, prior thereto, Director of Manufacturing Engineering; prior thereto, Packaging Department Manager

David T. Somerville	68	Vice-President Corporate Development & Quality	December 17, 1999	VP Corporate Development & Quality; prior thereto, VP of Corporate Development; prior thereto, VP of Manufacturing.

There is no family relationship between any of the above-named executive officers.

Mr. Somerville retired effective August 31, 2005.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows compensation earned during the three most recent fiscal years by our chief executive officer and our four other most highly compensated executive officers whose bonus and salary exceeded $100,000 and who were serving at the end of the 2005 fiscal year. We refer to these individuals collectively as the Named Executive Officers.

	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
David M. Kirk	2005	200,086	7,500	0	0	4,624
President	2004	185,602	57,000	0	40,000	3,520
Chief Executive Officer	2003	175,000	12,500	0	25,000	2,925

Darrell L. Ash	2005	130,691	5,000	0	4,600	5,320
Senior Vice President and	2004	130,688	29,000	0	20,000	4,083
Chief Technical Officer	2003	125,511	12,500	0	20,000	2,858

David B. Crawford	2005	145,771	0	9,596	4,800	3,983
Vice President, Sales	2004	145,775	0	46,674	20,000	3,297
	2003	140,000	0	19,120	15,000	2,627

Robert J. Kansy	2005	130,159	5,200	0	3,600	4,051
Vice President, Engineering	2004	130,156	29,200	0	20,000	3,537
	2003	125,000	12,500	0	15,000	2,767

Jon S. Prokop	2005	138,329	5,000	0	6,000	5,765
Vice President,	2004	138,330	29,000	0	20,000	4,570
Operations	2003	132,850	12,500	0	15,000	3,704

Amounts reported as Other Annual Compensation for 2005, 2004 and 2003 for David B. Crawford represent $9,596, $46,674 and $19,120 respectively, paid as commissions. Amounts reported as All Other Compensation represent (a) premiums paid by us on life insurance policies, of which we are not the beneficiary, for Messrs Kirk, Ash, Crawford, Kansy and Prokop in the amounts of $638, $2,707, $1,069, $1,758 and $2,890, respectively; and (b) matching contributions made by us to the 401(k) accounts of Messrs Kirk, Ash, Crawford, Kansy and Prokop in the amounts of $3,986, $2,613, $2,914, $2,293 and $2,875, respectively. Under our 401(k) Plan all eligible employees may invest a portion of their regular salary or wages. We match 100% of the first 2% of employee contributions.

Change-of-Control Agreements

Each of the Named Executive Officers described in the Summary Compensation Table above has entered into a change-of-control agreement with us. Each agreement provides that if, following a change-in-control, the officer is terminated by us for any reason other than (a) death, (b) cause, (c) illness, accident, or other physical or mental incapacity, or (d) voluntary resignation, the officer is entitled to receive a payment of (1) up to two times his annualized base salary and largest annual cash bonus during the immediately preceding three fiscal years; (2) a payment equal to 12 months’ cost to us of the then-existing employee benefits; and (3) a gross-up payment to offset any excise tax which may result from the change-in-control payments. At the time of the change-in-control, options which have been granted to each officer shall be subject to accelerated vesting as described in the plans and shall be exercisable in full for the exercise period provided in the option award agreement.

Stock Option Grants And Exercises

We have stock options outstanding held by our executive officers under two of our stock option plans: our 1986 Supplemental Stock Option Plan, or 1986 Plan, and our 1997 Plan. The authority to grant additional options under the 1986 Plan terminated in November 2002, but options previously granted will remain in effect in accordance with their terms and subject to the 1986 Plan.

The following tables show certain summary information concerning the shares of common stock represented by stock options granted to each of the Named Executive Officers. Options to purchase 19,000 shares of our common stock were granted to the Named Executive Officers during the last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name							5% ($)		10% ($)
David M. Kirk	0	0%			$0.00	N/A		$0		$0

Darrell L. Ash	3,600 1,000	1.23 0.34	% %	$ $	4.56 6.94	3-31-10 8-16-15	$ $	4,535 4,365	$ $	10,022 11,061

David Crawford	4,800	1.64%			$4.56	3-31-10		$6,047		$13,363

Robert J. Kansy	3,600	1.23%			$4.56	3-31-10		$4,535		$10,022

Jon Prokop	6,000	2.05%			$4.56	3-31-10		$7,559		$16,704

The percentage of total options granted to employees is based on an aggregate of 292,296 options granted to our employees, consultants and directors during the fiscal year ended August 31, 2005, including our Named Executive Officers described in the Summary Compensation Table.

The exercise price per share of each option is equal to the fair market value of our common stock on the date of grant.

The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit the stockholder.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 08/31/05 (#)		Value of Unexercised In-the-Money Options at 08/31/05 ($)
Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Kirk	—	$0.00	198,500	10,000	$140,632	$32,988
Darrell L. Ash	—	$0.00	85,791	10,809	$100,155	$28,968
David Crawford	8,000	$28,911	89,154	8,946	$51,890	$24,837
Robert J. Kansy	—	$0.00	92,354	8,246	$74,407	$23,591
Jon Prokop	—	$0.00	91,154	9,646	$110,139	$26,083

The value of unexercised in-the-money options is based on the fair market value of our common stock as of August 31, 2005, of $6.34 per share, minus the exercise price, multiplied by the number of shares underlying the option.

Restricted Stock Units

Our adoption of SFAS 123(R) as of September 1, 2005 increased the expense associated with granting stock options. As a result, we intend in the future to grant restricted stock units to our directors, executive officers and certain other employees instead of stock options. Restricted stock units, if and when granted, would obligate us to deliver shares of our common stock to the grantee if, when and to the extent that the grantee’s rights under such arrangement vest. We expect that we will grant restricted stock units pursuant to the 1997 Plan to executive officers and/or other employees between the date of this proxy statement and the annual meeting. Such grants made prior to the annual meeting are not expected to exceed rights as to 125,000 shares of common stock in the aggregate or more than 10,000 shares of common stock for any individual grantee. Because of vesting conditions, none of such shares will be “beneficially owned” before, or as of, our annual meeting.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of October 31, 2005, by: (a) each nominee for director; (b) each of the Named Executive Officers described in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) all those we know to be beneficial owners of more than 5% of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (2)
Austin W. Marxe and David M. Greenhouse (3) 153 E. 53rd Street New York, NY 10022	959,828	12.1%
LeRoy C. Kopp (4) 7701 France Avenue South Suite 500 Edina, MN 55435	404,500	5.1%
David M. Kirk (5)	238,236	3.0%
Dean C. Campbell (6)	200,600	2.5%
Darrell L. Ash (7)	162,077	2.0%
Michael R. Bernique (8)	145,405	1.8%
Cornelius C. Bond, Jr. (9)	121,959	1.5%
Francis J. Hughes, Jr. (10)	111,877	1.4%
Robert J. Kansy (11)	111,562	1.4%
Jon S. Prokop (12)	109,944	1.4%
David B. Crawford (13)	97,513	1.2%
All executive officers and directors as a group (13 persons) (14)	1,580,542	19.9%

1.	This table is based upon information supplied by officers and directors, Section 16 reports and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

2.	Applicable percentages are based upon 7,949,403 shares outstanding on October 31, 2005, adjusted as required by rules promulgated by the SEC.

3.	Austin W. Marxe and David M. Greenhouse share voting and investment control over all securities owned by Special Situations Technology Fund, L.P. (Tech) and Special Situations Technology Fund II, L.P. (Tech II), respectively. This amount includes 127,161 shares of common stock owned by Tech and 832,667 shares of common stock owned by Tech II. The interest of Marxe and Greenhouse in the shares of common stock owned by Tech and Tech II is limited to the extent of his pecuniary interest.

4.	LeRoy C. Kopp holds sole voting power and dispositive power with respect to 110,000 shares and beneficially owns 494,500 shares. Mr. Kopp owns Kopp Holding Company, which controls Kopp Holding Company, LLC. Kopp Investment Advisors, LLC. is a wholly owned subsidiary of Kopp Holding Company, LLC and holds sole voting power with respect to 365,800 shares, sole dispositive power with respect to 300,000 shares, and shares dispositive power with respect to 84,500 shares.

5.	David M. Kirk’s holdings include 201,834 shares issuable upon exercise of options.

6.	Dean C. Campbell’s holdings include (a) 40,000 shares held by the Delaware Charter Guarantee & Trust Company FBO Dean C. Campbell – IRA, (b) 6,500 shares held in the LBC 1992 Irrevocable Trust, (c) 6,500 shares held in the JHC 1992 Irrevocable Trust, and (d) 90,153 shares directly held. Also includes 57,447 shares issuable upon exercise of options.

7.	Darrell L. Ash’s holdings include 89,054 shares issuable upon exercise of options.

8.	Michael R. Bernique’s holdings include 126,405 shares issuable upon exercise of options.

9.	Cornelius C. Bond, Jr.’s holdings include (a) 33,303 shares held through NEA Partners, (b) 30,759 shares held in The Bond Family Trust, (c) 52 shares held in the Bond Survivor’s Trust, (d) 346 shares held in Bond Exempt Marital Trust, and 52 shares directly held. Also includes 57,447 shares issuable upon exercise of options. Mr. Bond, a Director since November 1992, will not stand for reelection.

10.	Francis J. Hughes, Jr.’s holdings include 57,447 shares issuable upon exercise of options.

11.	Robert J. Kansy’s holdings include 95,717 shares issuable upon exercise of options.

12.	Jon S. Prokop’s holdings include 94,717 shares issuable upon exercise of options.

13.	David B. Crawford’s holdings include 92,317 shares issuable upon exercise of options.

14.	Executive officer and director group holdings include an aggregate of 1,099,682 shares issuable upon exercise of options held by executive officers and directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with and no reports or transactions were filed late except that one report was filed late by Mr. David B. Crawford disclosing four transactions.

COMPENSATION COMMITTEE REPORT

General

Compensation of our senior executives is determined by the Compensation Committee of the Board. The Committee, comprised entirely of independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, meets to fix annual salaries in advance and bonuses for the current year, to review annual goals and to reward outstanding annual performance of executive officers and to grant stock options and stock awards pursuant to our stock plans. The Committee has considered executive officers’ compensation matters at several meetings since its last report to stockholders published in our proxy statement for the 2005 annual meeting of stockholders. During those meetings the Committee consulted with senior management, reviewed and approved corporate goals and objectives relevant to compensation matters, evaluated the performance of certain executives and considered, among other factors, third party studies of executive compensation for comparable companies, and the Company’s performance and relative stockholder return. The Committee also began studying and evaluating the effect of FAS 123R (which requires the expensing of equity compensation) upon developing equitable compensation plans which promote increased stockholder value. The results of some of the actions taken from those meetings are included under the heading “Executive Officer Compensation” in this proxy statement.

While Company management may have been present during a part of Committee discussions regarding officers’ compensation during the last fiscal year, Committee decisions with respect to the compensation of our Chief Executive Officer and other executives were reached in private session without the presence of any member of Company management.

Stockholder comments to the Committee are welcomed and should be addressed to the Secretary of the Company at our principal executive offices.

Compensation Philosophy

Our primary goal is to align compensation with our business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Board has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

•	We intend to pay competitively with leading companies with which we compete for talent.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that are intended to bring total compensation to competitive levels.

•	We provide significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees.

Base Salary

The Committee reviews each executive officer’s base salary on an annual basis. Among those factors taken into consideration in setting salaries for executives are (1) individual and corporate performance, (2) level of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices.

Bonus

We believe that executive performance may be maximized via a system of incentive awards. Toward this end, the Committee has adopted the Omnibus Cash Incentive Plan of 2005, or Omnibus Plan. Under the terms of the Omnibus Plan, the Committee approved the Management Incentive Plan of 2005, or Management Plan, and the Executive Sales Incentive Plan of 2005, or Sales Plan. The purposes of the Omnibus Plan, the Management Plan and the Sales Plan include to provide Committee input in the structuring of cash incentives, to establish standard terms and conditions for cash incentives, and to establish more clearly the extent of the Committee’s oversight of all compensation arrangements. For all cash incentive arrangements, the award earned depends on the extent to which our performance objectives are achieved. Each fiscal year the Committee will review and approve our annual performance objectives and our executive officers. Our objectives consist of operating, strategic and financial goals that are considered to be critical to our overall goal: building stockholder value. For the fiscal year ended August 31, 2005, the Committee had determined that the primary goal in building stockholder value was the improvement of sales and net income. Due in part to adverse industry conditions, those objectives were not achieved and therefore bonuses were curtailed significantly.

Long-Term Incentives

Our primary long-term incentive programs presently consist of our 1997 Equity Incentive Plan, or 1997 Plan, and our 1994 Employee Stock Purchase Plan, or Purchase Plan. The 1997 Plan utilizes vesting periods (generally four years) to encourage key employees to continue in our employ. Through option grants and other stock awards, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plans generally is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if our common stock appreciates in the long-term.

We established the Purchase Plan both to encourage employees to continue in our employ and to motivate our employees through ownership interests. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of common stock on certain dates specified by the Board. The price of common stock purchased is equal to 85% of the lower of the fair market value of the common stock on the commencement date or the closing date of the relevant offering period.

Chief Executive Officer Compensation

In November 2004, the Committee established an annual base salary for Mr. Kirk, as our President and Chief Executive Officer, of $210,000, reflecting an increase from $190,000 in the prior year. The increase in Mr. Kirk’s base salary, as well as any bonus or grants of stock options he may receive, are determined in accordance with the criteria described under the headings “Base Salary,” “Bonus,” and “Long-Term Incentives” in this report, and otherwise reflect the Committee’s assessment of (1) his performance, (2) his skills in relation to other CEO’s in our industry, (3) their confidence in his ability to lead our continued development, and (4) his broad involvement in our operations.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code (Code) limits us to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

While it is unlikely that the compensation paid to any executive officer in the upcoming taxable year will exceed $1 million, the Committee has established policies for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as “performance-based compensation.” They previously were in effect for our equity-based plans, and for non-equity compensation are reflected primarily in our new Omnibus Cash Incentive Plan, or Omnibus Plan, which was approved by the Committee in October 2005, and other plans implemented pursuant to the Omnibus Plan.

Compensation Committee Interlocks and Insider Participation

As discussed in the report above, David Kirk, our President and Chief Executive Officer, is not a member of the Compensation Committee but participated in the deliberations of the Board concerning executive officer compensation, except where the decision directly involved his own compensation package.

From the members of the Compensation Committee:

Dean C. Campbell (Chairman)	Michael R. Bernique

Cornelius C. Bond, Jr.	Francis J. Hughes, Jr.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of three independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board adopted an updated written charter for the Audit Committee on November 19, 2003. Cornelius C. Bond, Jr. resigned from the Audit Committee effective as of June 16, 2004.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including over-viewing the financial reports and other financial information we provide to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the Board. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2005, with management. Furthermore, the Audit Committee has discussed with our independent auditors for the fiscal year ended August 31, 2005, McGladrey & Pullen LLP, or McGladrey, the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and letter from McGladrey required by Independence Standards Board Standard No. 1 and has discussed with McGladrey such auditing firm’s independence. In this regard the Audit Committee considered whether or not the provision of non-audit services by McGladrey is compatible with maintaining the independence of the firm.

Based on these reviews and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, our most recently completed fiscal year, which report has been filed with the U.S. Securities and Exchange Commission.

The Audit Committee has also recommended to the Board of Directors the selection of McGladrey as the Company’s independent auditors for the fiscal year ending August 31, 2006, and the Board of Directors has approved that recommendation. (See Proposal 3 on page 9).

From the members of the Audit Committee:

Francis J. Hughes, Jr. (Chairman)

Michael R. Bernique

Dean C. Campbell

STOCK PERFORMANCE GRAPH

The following graph(1) shows the total stockholder return on an investment of $100 in cash made on August 31, 2000 for (a) our common stock, (b) the NASDAQ Stock Market (U.S.) and (c) the NASDAQ Electronic Components Index. All values assume reinvestment of the full amount of all dividends and are calculated as of August 31 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG RF MONOLITHICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

•	$100 INVESTED ON 8/31/00 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING AUGUST 31.

(1)	This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

OTHER MATTERS

Certain Transactions With Management

Effective May 1, 2003, Mr. Bernique entered into an agreement with us to serve as Chairman of the Board. This agreement is more fully described under the heading “Director Compensation.”

Indemnification

We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Other Business

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on the matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ JAMES P. FARLEY
James P. Farley
Secretary

December 16, 2005

A copy of our annual report on Form 10-K for the fiscal year ended August 31, 2005, is available without charge upon written request to: Corporate Secretary, RF Monolithics, Inc., 4441 Sigma Road, Dallas, Texas 75244.

RF MONOLITHICS, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

[RFMCM—RF MONOLITHICS, INC.]    [FILE NAME: ZRFM51.ELX]    [VERSION—(2)]    [12/08/05]    [orig. 12/07/05]

DETACH HERE

☒	Please mark votes as in this example.	#RFM

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR PROPOSALS 2 AND 3.

					FOR	AGAINST	ABSTAIN

1. To elect four directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified, or until a director’s earlier death, resignation or removal.

Nominees:      (01) David M. Kirk, (02) Michael R. Bernique,

                       (03) Dean C. Campbell and (04) Francis J. Hughes, Jr.

				2. To amend our 1997 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 400,000 shares.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3. To ratify selection of McGladrey & Pullen LLP as our independent auditors for the next fiscal year.	☐	☐	☐
☐ For all nominees except as noted above
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:                                                   Date:                                                   Signature:                                                Date:

[RFMCM—RF MONOLITHICS, INC.]    [FILE NAME: ZRFM52.ELX]    [VERSION—(1)]    [12/07/05]    [orig. 12/07/05]

DETACH HERE

PROXY

RF MONOLITHICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 18, 2006

The undersigned hereby appoints DAVID M. KIRK and JAMES P. FARLEY, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of RF Monolithics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of RF Monolithics, Inc. to be held at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285 on Wednesday, January 18, 2006, at 10:00 a.m., local time, and at any and all continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR PROPOSALS 2 AND 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE